Exhibit 10.1

THIRD AMENDMENT TO DIRECTOR’S SERVICE AGREEMENT

This Third Amendment to Director’s Service Agreement (“Third Amendment”) is entered into as of 01 January 2012 by and between Callaway Golf Europe Ltd., a company incorporated in the United Kingdom (the “Company”), and Neil Howie (“Executive”).

A. The Company and the Executive are parties to that certain Director’s Service Agreement with an effective date of 1 December 2002 as revised effective 1 March 2008, as amended 30 April 2010 and 15 March 2011 (collectively the “Agreement”).

B. The Company and the Executive desire to amend the Agreement in the manner set forth herein.

C. The Company is prepared to grant, and the Executive is prepared to receive, an increase in the Executive’s bonus target percentage, as described below, as consideration for such amendment.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. Clause 5.2 – Remuneration. Clause 5.2 of the Agreement is amended to read as follows:

“5.2 The Executive may also be eligible to be considered for a discretionary bonus payable in accordance with the Company’s general policies and practices regarding executive bonuses as they may exist from time to time. Executive’s bonus target percentage is fifty-five percent (55%) of Executive’s annual base salary. Executive will not be paid any bonus unless he is an employee of the Company and has not given or received notice as at the date of payment of such bonus. Any annual bonus earned pursuant to an applicable bonus plan shall be payable in the first quarter of the following year.”

2. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

IN WITNESS WHEREOF, the Company and the Executive have caused this Third Amendment to be executed effective as of the date set forth above.

EXECUTED by the parties as a deed

Executed as a Deed by	)
CALLAWAY GOLF EUROPE LTD.,	)	/s/ Bradley J. Holiday
a United Kingdom corporation	)	Bradley J. Holiday, Director

/s/ Brian P. Lynch
Bryan P. Lynch, Secretary

Executed as a Deed	)
NEIL HOWIE	)	/s/ Neil Howie
in the presence of:	)	Neil Howie

Signature of witness

Name of witness

Address of witness

Occupation of witness